March 7, 2012

To the Trustees of
John Hancock Funds
601 Congress Street
Boston, MA 02210

Re:	Expense Limitation Letter Agreement and Voluntary Expense Limitation Notice

With reference to each of the Advisory Agreements entered into by and between John Hancock Advisers, LLC (the “Adviser”) and each of the trusts listed in Appendix A to this letter (each, a “Trust” and collectively, the “Trusts”), on behalf of each of their respective series listed in Appendix A (each, a “Fund” and collectively, the “Funds”), we hereby notify you as follows:

1. The Adviser agrees to contractually waive its advisory fees and, to the extent necessary, reimburse other expenses of each Fund as set forth in Appendix B, Appendix C and Appendix D hereto.

2. The Adviser agrees to voluntarily waive its advisory fees and, to the extent necessary, reimburse other expenses of each Fund as set forth in Appendix E and Appendix F hereto.

3. We understand and intend that the Trusts will rely on this undertaking in overseeing the preparation and filing of Post-effective Amendments to the Registration Statement on Form N-1A for the Trusts and the Funds with the Securities and Exchange Commission, in accruing each Fund’s expenses for purposes of calculating its net and gross asset value per share, and for other purposes permitted under Form N-1A and/or the Investment Company Act of 1940, as amended, and we expressly permit the Trusts so to rely.

Very truly yours,

JOHN HANCOCK ADVISERS, LLC

By:	/s/Jeffrey H. Long
Jeffrey H. Long
Chief Financial Officer

Agreed and Accepted
on behalf of each applicable Trust listed in Appendix A

By:	/s/Charles A. Rizzo
Charles A. Rizzo
Chief Financial Officer

A copy of the document establishing each Trust is filed with the Secretary of The Commonwealth of Massachusetts. This Agreement is executed by the officer not as an individual and is not binding upon any of the Trustees, officers or shareholders of the Trusts individually but only upon the assets of the Funds.

APPENDIX A

TRUSTS and Funds

JOHN HANCOCK BOND TRUST
Government Income Fund
High Yield Fund
Investment Grade Bond Fund

JOHN HANCOCK CALIFORNIA TAX-FREE INCOME FUND
California Tax-Free Income Fund

JOHN HANCOCK CAPITAL SERIES
Classic Value Fund
U. S. Global Leaders Growth Fund

JOHN HANCOCK CURRENT INTEREST
Money Market Fund

JOHN HANCOCK INVESTMENT TRUST
Balanced Fund
Global Opportunities Fund
Large Cap Equity Fund
Small Cap Intrinsic Value Fund
Sovereign Investors Fund

JOHN HANCOCK INVESTMENT TRUST II
Financial Industries Fund
Regional Bank Fund
Small Cap Equity Fund

JOHN HANCOCK INVESTMENT TRUST III
Greater China Opportunities Fund

JOHN HANCOCK MUNICIPAL SECURITIES TRUST
High Yield Municipal Bond Fund
Tax-Free Bond Fund

JOHN HANCOCK SERIES TRUST
Mid Cap Equity Fund

JOHN HANCOCK SOVEREIGN BOND FUND
Bond Fund

JOHN HANCOCK STRATEGIC SERIES
Strategic Income Fund

JOHN HANCOCK TAX-EXEMPT SERIES FUND
Massachusetts Tax-Free Income Fund
New York Tax-Free Income Fund

A-1

APPENDIX B

Fund Level Contractual Expense Limitations

For purposes of the first part of this Appendix:

“Expenses” means all the expenses of a Fund excluding: (i) taxes; (ii) portfolio brokerage commissions; (iii) interest expense; (iv) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business; (v) acquired fund fees and expenses paid indirectly; (vi) short dividend expense; (vii) Rule 12b-1 fees; (viii) transfer agency fees; and (ix) fees under any agreements or plans of the Fund dealing with services for shareholders and others with beneficial interests in shares of the Trust.

“Expense Limit” means the percentage of a Fund’s average annual net assets (on an annualized basis) set forth below.

The Adviser agrees to waive advisory fees and, to the extent necessary, reimburse other expenses of the Fund, in an amount equal to the amount by which the Expenses of such Fund exceed the Expense Limit for such Fund set forth in the table below.

The Expense Limit for each of the Funds indicated below for the purposes of this Appendix shall be as follows:

Expiration Date of
Fund	Annual Expense Limit	Expense Limit
None

B-1

APPENDIX C

Class Level Contractual Expense Limitations

For purposes of this Appendix:

“Expenses” means all the expenses of a class of shares of the Fund (including those expenses of the Fund attributable to such class) but excluding: (i) taxes; (ii) portfolio brokerage commissions; (iii) interest expense; (iv) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business; (v) acquired fund fees and expenses paid indirectly; (vi) short dividend expense; and (vii) fees under any agreements or plans of the Fund dealing with services for shareholders and others with beneficial interests in shares of the Fund.

“Expense Limit” means the percentage of average annual net assets (on an annualized basis) attributable to a class of shares of the Fund set forth below.

The Adviser agrees to waive advisory fees and, to the extent necessary, reimburse expenses or make payment to a specific class of shares of the Fund (up to the amount of the expenses relating solely to such class of shares), in an amount equal to the amount by which the Expenses of such class of shares exceed the Expense Limit for such class set forth in the table below.

The Expense Limit for the classes of shares of the Fund indicated below for the purposes of this Appendix shall be as follows:

										Expiration
										Date of
	Classes									Expense
										Limit

Fund	A	B	C	I	R1	R3	R4	R5	R6

Balanced Fund	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0.74%	2/28/2013

Classic Value	1.33%	2.08%	2.08%	1.02%	1.68%	1.58%	1.28%	0.98%	0.92%	2/28/2013
Fund

Global	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	1.10%	2/28/2013
Opportunities
Fund

Greater China	N/A	N/A	N/A	1.31%	N/A	N/A	N/A	N/A	N/A	2/28/2013
Opportunities
Fund

Large Cap	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0.75%	2/28/2013
Equity Fund

Mid Cap	1.45%	2.15%	2.15%	1.09%	N/A	N/A	N/A	N/A	N/A	2/28/2013
Equity Fund

Small Cap	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0.89%	2/28/2013
Equity Fund

Small Cap	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	1.10%	2/28/2013
Intrinsic Value
Fund

Sovereign	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0.75%	2/28/2013
Investors Fund

C-1

										Expiration
										Date of
	Classes									Expense
										Limit

Fund	A	B	C	I	R1	R3	R4	R5	R6

U.S. Global	1.30%	2.05%	2.05%	0.99%	N/A	N/A	N/A	N/A	0.85%	2/28/2013
Leaders
Growth Fund

Bond Fund	See	See	See	See	N/A	N/A	N/A	N/A	0.57%	9/30/2012
	below	below	below	below					and see	for Class R6
									below

Government	0.98%[1]	1.84%	1.84%	N/A	N/A	N/A	N/A	N/A	N/A	9/30/2013[1]
Income Fund										for Class A

										9/30/2012
										for Class B
										and Class C

High Yield	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0.65%	9/30/2012
Fund

Investment	0.98%	1.73%	1.73%	0.67%	N/A	N/A	N/A	N/A	N/A	9/30/2012
Grade Bond
Fund

Strategic	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0.48%	9/30/2012
Income Fund

		Expiration
		Date of
	Class	Expense
		Limit

Fund	R2

Bond Fund	See	See below
	below

Classic Value Fund	1.43%	2/28/2013[2]

Global Opportunities	1.61%	2/28/2013[2]
Fund

U.S. Global Leaders	1.40%	2/28/2013[2]
Growth Fund

_____________________________

1 At the March 4-7, 2012 meeting of the Board of Trustees of the Trusts, the Adviser notified the Board of, and the Board ratified, the extension of the expiration date (to September 30, 2013) and the decrease of the Expense Limit of the fee waiver and/or expense reimbursement arrangement of Class A shares of Government Income Fund (from 1.09% to 0.98%), effective as of February 13, 2012.

2 At the March 4-7, 2012 meeting of the Board of Trustees of the Trusts, the Adviser notified the Board of, and the Board ratified, the fee waiver and/or expense reimbursement arrangement of Class R2 shares of the Funds with the respective expiration dates listed above, each effective as of March 1, 2012.

C-2

For John Hancock Bond Fund, the Adviser and its affiliates agree to waive a portion of their fees and/or reimburse certain Expenses in order to reduce the total annual fund operating expenses for Class A, Class B, Class C, Class I, Class R2 and Class R6 shares by 0.05% of the Fund’s average daily net assets. These fee waivers and/or expense reimbursements expire on September 30, 2013, unless renewed by mutual agreement of the Fund and the Adviser based upon a determination that this is appropriate under the circumstances at the time.*

* At the March 4-7, 2012 meeting of the Board of Trustees of the Trusts, the Adviser notified the Board of, and the Board approved, the extension of the expiration date (to September 30, 2013) of the fee waiver and/or expense reimbursement arrangement for Class A, Class B, Class C, Class I and Class R6 shares of Bond Fund, effective upon the current expiration date of September 30, 2012. With respect to Class R2 shares, the Adviser notified the Board of, and the Board ratified, the fee waiver and/or expense reimbursement arrangement for Class R2 shares of Bond Fund with an expiration date of September 30, 2013, effective as of March 1, 2012.

C-3

APPENDIX D

Fund Level Contractual Investment Management Fee Waivers

The Adviser agrees to limit John Hancock Money Market Fund’s management fee to a maximum annual rate of 0.40% of the Fund’s average daily net assets. The limitation will continue until at least July 31, 2013.*

* At the March 4-7, 2012 meeting of the Board of Trustees of the Trusts, the Adviser notified the Board of, and the Board approved, the extension of the expiration date (to July 31, 2013) of the management fee limitation, effective upon the current expiration date of July 31, 2012.

The Adviser agrees to limit John Hancock Government Income Fund’s management fee to a maximum annual rate of 0.53% of the Fund’s average daily net assets. The limitation will continue until at least September 30, 2013.**

** At the March 4-7, 2012 meeting of the Board of Trustees of the Trusts, the Adviser notified the Board of, and the Board ratified, the extension of the expiration date (to September 30, 2013) and the decrease of the management fee limitation (from 0.55% to 0.53%), effective as of February 13, 2012.

D-1

APPENDIX E

Fund Level Voluntary Limit on Total Operating Expenses

For purposes of this Appendix:

“Expenses” means all the expenses of a Fund excluding: (i) taxes; (ii) portfolio brokerage commissions; (iii) interest; (iv) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business; (v) acquired fund fee expenses paid indirectly; (vi) short dividend expense; (vii) Rule 12b-1 fees; (viii) transfer agency fees; and (ix) fees under any agreements or plans of the Fund dealing with services for shareholders and others with beneficial interests in shares of the Trust.

“Expense Limit” means the percentage of a Fund’s average annual net assets (on an annualized basis) set forth below.

The Adviser agrees to waive advisory fees and, to the extent necessary, reimburse other expenses of the Fund, in an amount equal to the amount by which the Expenses of such Fund exceed the Expense Limit for such Fund set forth in the table below.

The Expense Limit for each of the Funds indicated below for the purposes of this Appendix shall be as follows:

Expiration Date of
Fund	Annual Expense Limit	Expense Limit*
None

* These fee waivers and/or expense reimbursements are voluntary and may be amended or terminated at any time by the Adviser on notice to the Trust.

E-1

APPENDIX F

Class Level Voluntary Limit on Total Operating Expenses

For John Hancock Money Market Fund, the Adviser and its affiliates may voluntarily waive a portion of their fees (including, but not limited to, distribution and service (Rule 12b-1) fees) and/or reimburse certain expenses to the extent necessary to assist the Fund in attempting to avoid a negative yield. These fee waivers and/or expense reimbursements are voluntary and may be amended or terminated at any time by the Adviser on notice to the Trust.

F-1